UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 30, 2022
Life Time Group Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40887	47-3481985
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2902 Corporate Place
Chanhassen, Minnesota 55317
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (952) 947-0000
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	LTH	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 30, 2022, Life Time Group Holdings, Inc. (the “Company”) entered into an Agreement and General Release (the “Agreement”) with Thomas E. Bergmann, the Company’s President and former Chief Financial Officer, in connection with his previously announced resignation from the Company to be effective December 30, 2022. Simultaneously with entering into the Agreement and Mr. Bergmann resigning his employment with the Company, the Company and Mr. Bergmann entered into a Consulting Agreement (the “Consulting Agreement”) pursuant to which Mr. Bergmann will continue to provide financial and strategic consulting services to the Company of up to ten hours per quarter through March 31, 2026.
The Company’s Compensation Committee approved each of the Agreement and the Consulting Agreement. As a result of Mr. Bergmann continuing to provide services to the Company, his outstanding equity-based awards will continue to vest and be exercisable, as applicable, in accordance with and subject to their terms. Additionally, under the Agreement, upon Mr. Bergmann ceasing to provide services to the Company, his vested stock options at such time (but not unvested stock options, if any) will continue to be exercisable for their respective terms notwithstanding such termination of service. Mr. Bergmann is also eligible to receive payment of his annual incentive for 2022 based on actual results, or participate equally with the Company’s other executives if any discretion is exercised by the Board of Directors or Compensation Committee. The Company has also agreed to pay the total cost of Mr. Bergmann’s continued health insurance benefits and his Life Time club membership through June 30, 2024. These benefits are contingent upon Mr. Bergmann not rescinding the Agreement and complying with certain restrictive covenants, including confidentiality, non-competition and non-solicitation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Life Time Group Holdings, Inc.

Date: December 30, 2022	By:	/s/ Robert Houghton
Robert Houghton
Executive Vice President & Chief Financial Officer
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